                                                                  EXHIBIT 10(n)

                                 PROMISSORY NOTE


Date:     October 14, 1999

Maker:    ClearWorks.net, Inc.

Payee:    NTL Securities

Principal Amount: FIVE HUNDRED THOUSAND AND NO/HUNDRED DOLLARS ($500,000.00)

Annual Interest Rate on Unpaid Principal: 12% per annum (1% per month) or the maximum rate permitted by law, whichever is less.

Terms of Payment (principal and interest): Principal and accrued interest on the entire principal shall be due and payable on May 1, 2001.

Annual Interest Rate on Past Due Principal:  12% per annum

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date. Each Maker is responsible for the entire amount of this note. Maker may prepay this note, in whole or in part, at any time without the payment of any penalty, premium or fee.

On default in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, this note and all obligations in all instruments securing or collateral to it shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notice of acceleration of maturity, protests, and notices of protest.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee reasonable attorney's fees incurred in addition to other amounts due.

Nothing in this note shall authorize the collection of interest in excess of the highest rate allowed by law. If any excess is charged or received hereunder, at holder's option such excess shall be refunded or applied as credit against principal and the effective interest rate shall be the maximum rate allowed by law.

The terms Maker and Payee and other nouns and pronouns include the plural if more than one. The terms Maker and Payee also include their respective heirs, personal representatives, and assigns.

                                                      MAKER:

                                                      CLEARWORKS.NET, INC.


                                                      By:
                                                         ----------------------
                                                      Title:
                                                            -------------------